Exhibit 99.2

Signature of Reporting Persons:

This statement on Form 3 is filed by A.M. Pappas Life Science Ventures IV, L.P., PV IV CEO Fund, L.P., A.M. Pappas Life Science Ventures III, L.P. and PV III CEO Fund, L.P. The principal business address of each of the reporting persons is c/o A.M. Pappas Life Science Ventures IV, L.P., P.O. Box 110287, Research Triangle Park, NC 27709. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

A.M. Pappas Life Science Ventures IV, L.P.
By: AMP & A Management IV, LLC

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Partner & CFO, A.M. Pappas & Associates, LLC

PV IV CEO Fund, L.P.
By: AMP & A Management IV, LLC

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Partner & CFO, A.M. Pappas & Associates, LLC

A.M. Pappas Life Science Ventures III, L.P.
By: AMP & A Management III, LLC

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Partner & CFO, A.M. Pappas & Associates, LLC

PV III CEO Fund, L.P.
By: AMP & A Management III, LLC

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Partner & CFO, A.M. Pappas & Associates, LLC